Exhibit 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, John S. Chen, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Sybase, Inc. on Form 10-Q for the quarterly period ended March 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report fairly presents in all material respects the financial condition and results of operations of Sybase, Inc.

By:	/s/ JOHN S. CHEN
Name:	John S. Chen
Title:	Chief Executive Officer and President

I, Pieter A. Van der Vorst, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Sybase, Inc. on Form 10-Q for the quarterly period ended March 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report fairly presents in all material respects the financial condition and results of operations of Sybase, Inc.

By:	/s/ PIETER A. VAN DER VORST
Name:	Pieter A. Van der Vorst
Title:	Senior Vice President and Chief Financial Officer